Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Cellular Biomedicine Group, Inc. (Form S-8 Nos. 333-187799, 333-179974, 333-158583, 333-153129 and 333-143878) of our report dated March 11, 2013, relating to the financial statements of Cellular Biomedicine Group Ltd. as of December 31, 2012 and 2011, and for the years then ended, appearing in this amendment to Current Report on Form 8-K/A of Cellular Biomedicine Group, Inc.

/s/ BDO China Da Hua CPA Co., Ltd.

BDO China Da Hua CPA Co., Ltd.

December 31, 2013